Exhibit 99.1

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On June 30, 2014, The Timken Company and its subsidiaries ("Timken" or the "Company"), completed the spinoff of its steel business, creating a new independent publicly traded steel company, TimkenSteel Corporation ("TimkenSteel"). At the close of business on June 30, 2014, Timken shareholders of record as of the close of business on June 23, 2014 received one common share of TimkenSteel Corporation for every two common shares of Timken they held.

The following unaudited condensed pro forma consolidated financial information is based upon the historical financial statements of the Company, adjusted to reflect the spinoff of TimkenSteel. The following unaudited condensed pro forma consolidated financial statements of the Company should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the spinoff of TimkenSteel as if it had occurred on March 31, 2014, while the unaudited condensed pro forma statements of consolidated income for the periods ended March 31, 2014, December 31, 2013, December 31, 2012 and December 31, 2011, respectively, give effect to the spinoff of TimkenSteel as if it had occurred on January 1, 2011. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Company's management believes to be reasonable.

The unaudited condensed pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of operating results or financial position that would have occurred had the spinoff of TimkenSteel occurred on the dates indicated for the unaudited condensed pro forma consolidated balance sheet or for each period presented for the unaudited condensed pro forma statements of consolidated income.

Exhibit 99.1

Condensed Pro Forma Statement of Consolidated Income
For the period ended March 31, 2014
(unaudited)

(Dollars in millions, except per share data)	As reported	Distribution of TimkenSteel (a)	Pro Forma

Net Sales	$1,104.5	$(367.7)	$736.8
Cost of products sold	813.5	(294.8)	518.7
Gross Profit	291.0	(72.9)	218.1
Selling, general and administrative expenses	162.0	(20.2)	141.8
Impairment and restructuring charges	3.9	—	3.9
Separation costs	11.5	(11.5)	—
Operating Income	113.6	(41.2)	72.4
Interest expense	(5.5)	—	(5.5)
Interest income	1.0	—	1.0
Gain on sale of real estate	22.6	—	22.6
Other income (expense), net	(0.6)	(1.6)	(2.2)
Income Before Income Taxes	131.1	(42.8)	88.3
Provision for income taxes	47.3	(19.3)	28.0
Net Income	83.8	(23.5)	60.3
Less: Net income attributable to noncontrolling interest	0.3	—	0.3
Net Income Attributable to the Timken Company	$83.5	$(23.5)	$60.0

Net Income per Common Share Attributable to the Timken Company Common Shareholders
Basic earnings per share	$0.90	$(0.25)	$0.65
Diluted earnings per share	$0.90	$(0.25)	$0.65	(b)
Dividends per share	$0.25	$—	$0.25

Exhibit 99.1

Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2013
(unaudited)

(Dollars in millions, except per share data)	As reported	Distribution of TimkenSteel (a)	Pro Forma

Net Sales	$4,341.2	$(1,305.8)	$3,035.4
Cost of products sold	3,249.2	(1,082.2)	2,167.0
Gross Profit	1,092.0	(223.6)	868.4
Selling, general and administrative expenses	626.6	(79.9)	546.7
Impairment and restructuring charges	16.4	(0.6)	15.8
Separation costs	13.0	(13.0)	—
Operating Income	436.0	(130.1)	305.9
Interest expense	(24.4)	—	(24.4)
Interest income	1.9	—	1.9
Continued Dumping and Subsidy Offset Act (expense) receipts, net	(2.8)	—	(2.8)
Other income (expense), net	6.4	3.0	9.4
Income Before Income Taxes	417.1	(127.1)	290.0
Provision for income taxes	154.1	(39.5)	114.6
Net Income	263.0	(87.6)	175.4
Less: Net income attributable to noncontrolling interest	0.3	—	0.3
Net Income Attributable to the Timken Company	$262.7	$(87.6)	$175.1

Net Income per Common Share Attributable to the Timken Company Common Shareholders
Basic earnings per share	$2.76	$(0.92)	$1.84
Diluted earnings per share	$2.74	$(0.91)	$1.83	(b)
Dividends per share	$0.92	$—	$0.92

Exhibit 99.1

Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2012
(unaudited)

(Dollars in millions, except per share data)	As reported	Distribution of TimkenSteel (a)	Pro Forma

Net Sales	$4,987.0	$(1,627.4)	$3,359.6
Cost of products sold	3,620.7	(1,289.1)	2,331.6
Gross Profit	1,366.3	(338.3)	1,028.0
Selling, general and administrative expenses	643.9	(89.4)	554.5
Impairment and restructuring charges	29.5	—	29.5
Operating Income	692.9	(248.9)	444.0
Interest expense	(31.1)	—	(31.1)
Interest income	2.9	—	2.9
Continued Dumping and Subsidy Offset Act (expense) receipts, net	108.0	—	108.0
Other income (expense), net	(6.7)	0.7	(6.0)
Income Before Income Taxes	766.0	(248.2)	517.8
Provision for income taxes	270.1	(83.8)	186.3
Net Income	495.9	(164.4)	331.5
Less: Net income attributable to noncontrolling interest	0.4	—	0.4
Net Income Attributable to the Timken Company	$495.5	$(164.4)	$331.1

Net Income per Common Share Attributable to the Timken Company Common Shareholders
Basic earnings per share	$5.11	$(1.70)	$3.41
Diluted earnings per share	$5.07	$(1.68)	$3.39
Dividends per share	$0.92	$—	$0.92

Exhibit 99.1

Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2011
(unaudited)

(Dollars in millions, except per share data)	As reported	Distribution of TimkenSteel (a)	Pro Forma

Net Sales	$5,170.2	$(1,836.6)	$3,333.6
Cost of products sold	3,800.5	(1,485.0)	2,315.5
Gross Profit	1,369.7	(351.6)	1,018.1
Selling, general and administrative expenses	626.2	(85.6)	540.6
Impairment and restructuring charges	14.4	—	14.4
Operating Income	729.1	(266.0)	463.1
Interest expense	(36.8)	—	(36.8)
Interest income	5.6	—	5.6
Continued Dumping and Subsidy Offset Act (expense) receipts, net	(1.1)	0.7	(0.4)
Income Before Income Taxes	696.8	(265.3)	431.5
Provision for income taxes	240.2	(89.6)	150.6
Net Income	456.6	(175.7)	280.9
Less: Net income attributable to noncontrolling interest	2.3	—	2.3
Net Income Attributable to the Timken Company	$454.3	$(175.7)	$278.6

Net Income per Common Share Attributable to the Timken Company Common Shareholders
Basic earnings per share	$4.65	$(1.80)	$2.85
Diluted earnings per share	$4.59	$(1.78)	$2.81
Dividends per share	$0.78	$—	$0.78

Exhibit 99.1

Condensed Pro Forma Consolidated Balance Sheet
March 31, 2014
(unaudited)
		Pro Forma Adjustments
(Dollars in millions)	As Reported	Distribution of TimkenSteel (a)	Other	Note	Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$248.3	$—	$50.0	(c)	$298.3
Restricted cash	15.1	—	—		15.1
Accounts receivable, net	618.2	(150.7)	—		467.5
Inventories, net	829.7	(228.0)	—		601.7
Deferred income taxes	69.6	(1.7)	—		67.9
Deferred charges and prepaid expenses	29.5	(0.7)	—		28.8
Other current assets	59.2	1.3	—		60.5
Total Current Assets	1,869.6	(379.8)	50.0		1,539.8
Property, Plant and Equipment, Net	1,559.9	(701.0)	(26.1)	(d)	832.8
Other Assets
Goodwill	358.4	(12.6)	—		345.8
Non-current pension assets	352.0	(124.2)	—		227.8
Other intangible assets	214.0	(11.5)	—		202.5
Deferred income taxes	10.1	(1.7)	—		8.4
Other non-current assets	54.0	(1.3)	—		52.7
Total Other Assets	988.5	(151.3)	—		837.2
Total Assets	$4,418.0	$(1,232.1)	$23.9		$3,209.8

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt	$22.2	$—	$—		$22.2
Accounts payable, trade	266.4	(108.9)	—		157.5
Salaries, wages and benefits	163.2	(52.6)	—		110.6
Income taxes payable	123.4	(0.5)	—		122.9
Deferred income taxes	7.8	—	—		7.8
Other current liabilities	148.5	(16.5)	—		132.0
Current portion of long-term debt	250.7	—	—		250.7
Total Current Liabilities	982.2	(178.5)	—		803.7
Non-Current Liabilities
Long-term debt	206.4	(30.2)	—		176.2
Accrued pension cost	167.9	(19.9)	—		148.0
Accrued postretirement benefits cost	226.9	(92.0)	—		134.9
Deferred income taxes	166.6	(86.1)	(2.2)	(e)	78.3
Other non-current liabilities	53.6	(6.5)	—		47.1
Total Non-Current Liabilities	821.4	(234.7)	(2.2)		584.5
Shareholders' Equity
Common Stock	952.1	—	—		952.1
Earnings invested in the business	2,646.8	(1,066.0)	26.1	(f)	1,606.9
Accumulated other comprehensive loss	(614.0)	247.1	—		(366.9)
Treasury shares at cost	(383.3)	—	—		(383.3)
Total Shareholders' Equity	2,601.6	(818.9)	26.1		1,808.8
Noncontrolling interest	12.8	—			12.8
Total Equity	2,614.4	(818.9)	26.1		1,821.6
Total Liabilities and Equity	$4,418.0	$(1,232.1)	$23.9		$3,209.8

Exhibit 99.1

THE TIMKEN COMPANY AND SUBSIDIARIES
NOTES TO CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

a.
Reflects the operations, assets, liabilities and equity of TimkenSteel. Selling, general and administrative expenses includes an estimate of historical costs of employees that transferred from corporate functions to the steel business as part of the spinoff of TimkenSteel. It excludes certain general corporate overhead expenses that were allocated to TimkenSteel in its historical financial statements that do not specifically relate to TimkenSteel. Such general corporate expenses do not meet requirements to be presented in discontinued operations and thus will be presented as part of the Company's continuing operations. Separation costs for the periods ended March 31, 2014 and December 31, 2013 include one-time transaction costs directly related to the spinoff of TimkenSteel. These costs primarily include accounting, legal, consulting and advisory fees.

Pension assets, liabilities and related other comprehensive income, as well as accrued other postretirement benefit cost liabilities and related other comprehensive income, reflect the historical amounts that were included in the balance sheet at March 31, 2014 related to TimkenSteel.

b.
The following table compares net income attributable to Timken, as reported, and diluted earnings per share, as reported, to Pro Forma Net Income attributable to Timken and Pro Forma diluted earnings per share for the quarter ended March 31, 2014 and the year ended December 31, 2013.

	Three Months Ended March 31, 2014	Diluted Earnings Per Share	Year Ended Dec. 31, 2013	Diluted Earnings Per Share

Net income attributable to The Timken Company	$83.5	$0.90	$262.7	$2.74

Less: net income related to TimkenSteel	(35.0)	(0.38)	(97.9)	(1.02)

	48.5	0.52	164.8	1.72

Add: separation costs, net of taxes	11.5	0.13	10.3	0.11

Pro forma net income attributable to The Timken Company	$60.0	$0.65	$175.1	$1.83

c.
Reflects the net cash distribution immediately prior to the spinoff by TimkenSteel to the Company, pursuant to the terms of the Separation and Distribution Agreement, of $50 million, representing the dividend paid by TimkenSteel to the Company from the net proceeds of its borrowings.

d.	Reflects approximately $26 million of property, plant and equipment, net, related to TimkenSteel's assumption of the Company's former headquarters in Canton, Ohio and computer software.

e.	Reflects the deferred taxes on TimkenSteel's assumption of the Company's former headquarters in Canton, Ohio.

f.	Total equity was adjusted as a result of adjustments (c), (d) and (e) above.